Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 21, 2012, relating to the financial statements and financial highlights which appear in the July 31, 2012 Annual Reports to Shareholders of Touchstone Conservative Allocation Fund, formerly Old Mutual Asset Allocation Conservative Portfolio; Touchstone Balanced Allocation Fund, formerly Old Mutual Asset Allocation Balanced Portfolio; Touchstone Moderate Growth Allocation Fund, formerly Old Mutual Asset Allocation Moderate Growth Portfolio; Touchstone Growth Allocation Fund, formerly Old Mutual Asset Allocation Growth Portfolio; Touchstone Dynamic Equity Fund, formerly Old Mutual Defensive Equity Fund; Touchstone Emerging Growth Fund, formerly Old Mutual Copper Rock Emerging Growth Fund; and Touchstone International Equity Fund, formerly Old Mutual International Equity Fund (seven of the funds constituting Touchstone Strategic Trust, hereafter referred to as the “Funds”), which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

November 28, 2012

Denver, Colorado